EXHIBIT (d)(2)

             FORM OF STOCK OPTION AGREEMENT FOR OUTSTANDING OPTIONS

                                                                   Option No. __


                            Vascular Solutions, Inc.

                        Incentive Stock Option Agreement

         This Option Agreement, made _________, ____ between Vascular Solutions, Inc., a Minnesota corporation (the "Company") and _________________("Optionee").

         The Company has adopted the Vascular Solutions, Inc. Stock Option and Stock Award Plan (the "Plan") which permits issuance of stock options for the purchase of shares of Common Stock, $.01 par value, of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan, as follows:

         1. The Company grants as of the date of this Agreement, as a matter of separate agreement and not in lieu of salary or other compensation for services rendered, the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of _________ shares of Common Stock, $.01 par value, at the option price of $____ per share on the terms and conditions herein set forth and subject to all provisions of the Plan. It is understood and agreed that the option price is not less than the per share fair market value of such shares on the date this Option was granted. The Company intends that this Option shall be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of Section 422 of the Code. A copy of the Plan will be furnished upon request of the Optionee.

         2. This Option shall in all events terminate at the close of business on _____, 20__ (the "Termination Date"), or such shorter period as is prescribed herein, and, further, may be exercised during the option period only as follows:

                  On or after ____________   . . . . . . . . . . . . .
                  On or after ________________ . . . . . . . . . . . .
                  On or after the ____ day of each succeeding month. .

         Such installments shall cumulate and, if in any period the full amount purchasable in such period is not purchased, the shares not purchased shall be purchasable in any subsequent period during the term of this Option. The Optionee shall not have any of the rights of a shareholder with respect to the Common Stock subject to this Option until such shares shall be issued to the Optionee upon the due exercise of this Option.

         Notwithstanding the vesting schedule above, the entire Option shall become immediately exercisable upon a Change in Control (as defined below) of the Company and shall terminate if not exercised 30 days following the date of a Change in Control of the Company. The Company shall notify the Optionee in writing of the acceleration within 10 days of the Change in Control. A "Change in Control of the Company" shall be deemed to have occurred if (a) a change in control occurs of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement; (b) more than 25 percent of the then outstanding common shares of the Company is acquired by any person or group; or (c) individuals who at the date hereof constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election of each new director was approved by a vote of at least two-thirds of directors then still in office who were directors at the beginning of the period and/or their successor directors who were recommended or elected to succeed a beginning director by at least two-thirds of the directors who were directors at the beginning of the period).

         3. This Option shall terminate and may no longer be exercised if the Optionee ceases to be employed by the Company or its subsidiaries, if any, except that:

                  (a) In the event that the Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than the Optionee's gross and willful misconduct or death or disability, the Optionee shall have the right to exercise this Option at any time within three months after such termination of employment to the extent of the full number of shares the Optionee was entitled to purchase under this Option on the date of termination;

                  (b) In the event that the Optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of the Optionee's gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of funds of the Company or the commission of a gross misdemeanor or felony, this Option shall be terminated as of the date of the misconduct; and



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   Company______
   Optionee_____

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                  (c) In the event that the Optionee shall die while in the
                  employ of the Company or any subsidiary or within three (3) months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company or a subsidiary, if any, and the Optionee shall not have fully exercised this Option, this Option may be exercised at any time within twelve months after the Optionee's death or such disability by the personal representatives, administrators, or, if applicable, guardian of the Optionee or by any person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of shares the Optionee was entitled to purchase under this Option on the date of death, disability or termination of employment, if earlier;

provided, however, that this Option may not be exercised to any extent by anyone after the Termination Date.

         4. The exercise of this Option is contingent upon receipt from the Optionee (or other person exercising this Option pursuant to subsection (c) of Section 3 above) of a representation that, at the time of such exercise, it is the Optionee's then intention to acquire the shares being purchased for investment and not with a view to distribution thereof; provided however, that the receipt of this representation shall not be required upon exercise of this Option in the event that, at the time of such exercise, the shares subject to this Option shall have been and shall continue to be registered under the Securities Act of 1933, as amended. The certificates for shares so issued for investment may be restricted by the Company as to transfer unless such shares are first registered under the Securities Act of 1933 or the Company receives advice of counsel satisfactory to it that registration under such Act is not required.

         This Option shall not be exercisable until and unless: (i) the Shares underlying this Option have been registered under the Securities Act of 1933 and applicable state securities laws, or (ii) upon determination of the Board of Directors of the Company that the shares can be issued to the Optionee upon exercise in compliance with an available exemption from registration under applicable federal and state securities laws.

         5. Subject to the foregoing, this Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office, accompanied by payment of the purchase price. Payment of the purchase price shall be made by certified or bank cashier's check payable to the Company, or by tender of shares of the Company's Common Stock, previously owned by the Optionee, having a fair market value on the date of exercise equal to the exercise price of this Option, or a combination of cash and shares equal to such exercise price.

         6. This Agreement shall not confer on the Optionee any right with respect to continuance of employment with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Neither the Optionee nor the Optionee's legal representative, legatees or distributees, as the case may be, will be or will be deemed to be the holder of any shares subject to this Option unless and until this Option has been exercised and the purchase price of the shares purchased has been paid.

         7. This Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection (c) of Section 3.

         8. If there shall be any change in the stock subject to this Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to this Option in order to prevent dilution or enlargement of option rights granted hereunder.

         9. The Company shall at all times during the term of this Option reserve and keep available such number of shares in the Company as will be sufficient to satisfy the requirements of this Agreement.

         10. If the Optionee shall dispose of any of the shares of Common Stock acquired upon exercise of this Option within two years from the date this Option as granted or within one year after exercise of this Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.

         11. This Agreement and the Plan contain all of the terms governing this grant, and the Plan and this Agreement are intended to be complete, final and conclusive.



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   Company______
   Optionee_____


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.


                                       VASCULAR SOLUTIONS, INC.



                                       By:
                                           -------------------------------------
                                           Its:





                                           -------------------------------------
                                           ,Optionee
















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Initials:
   Company______
   Optionee_____